Ohr Pharmaceutical, Inc. - 8-K

Exhibit 99.2

Ohr Pharmaceutical, Inc. Announces Pricing of $7.75 Million Public Offering of Common Stock and Warrants

NEW YORK, December 8, 2016 (GLOBE NEWSWIRE) -- Ohr Pharmaceutical, Inc. (Nasdaq:OHRP), an ophthalmology research and development company, today announced that it has priced a registered public offering of an aggregate of 3,875,000 shares of common stock at a price to the public of $2.00 per share. Investors will also receive series A warrants to purchase up to an aggregate of 1,937,500 shares of common stock with an exercise price of $2.75 per share and series B warrants to purchase up to an aggregate of 3,875,000 shares of common stock with an exercise price of $3.00 per share. The series A warrants are immediately exercisable and have a term of five years and the series B warrants are immediately exercisable and have a term of six months. The offering is expected to close on or about December 13, 2016, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co., LLC, is acting as exclusive placement agent for this offering.

The total gross proceeds of the offering are expected to be approximately $7,750,000, excluding any proceeds we may receive from the exercise of the warrants.  The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes, including Phase 3 clinical trials of Squalamine.

The securities described above are being offered pursuant to a “shelf” registration statement on Form S-3 which was filed with the Securities and Exchange Commission ("SEC") and was declared effective on January 21, 2015. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and a final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, electronic copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com or by calling 212-356-0530, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ohr Pharmaceutical, Inc.

Ohr Pharmaceutical, Inc. (Nasdaq:OHRP) is an ophthalmology research and development company. The company's lead drug candidate, Squalamine lactate ophthalmic solution, 0.2% (also known as OHR-102), is currently being evaluated in combination with anti-VEGF injections in a Phase 3 clinical program for the treatment of the wet form of age-related macular degeneration.  In addition, Ohr has a sustained release micro fabricated micro-particle ocular drug delivery platform with several preclinical drug product candidates in development for glaucoma, steroid-induced glaucoma, ocular allergies, and protein drug delivery. Additional information about the company may be found at WWW.ohrpharmaceutical.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and we undertake no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, the completion of the public offering on the anticipated terms or at all, and general economic conditions. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Contact:
Ohr Pharmaceutical Inc.
Investor Relations
888-388-2327
ir@ohrpharmaceutical.com

LifeSci Advisors, LLC
Michael Wood
646-597-6983
mwood@lifesciadvisors.com